UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 9, 2020
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854		99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201	Richmond	California	94804
(Address of Principal Executive Offices)			(Zip Code)
(510) 984-1761
Registrant's telephone number, including area code

Not Applicable
________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 – Entry Into A Material Definitive Agreement.

At The Market Offering Agreement

On October 9, 2020, Ekso Bionics Holdings, Inc. (“we,” “our” or the “Company”) entered into an At-The-Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) pursuant to which we may offer and sell from time to time to or through the Agent shares of our common stock, $0.001 par value per share (“Common Stock”).
The offer and sale of shares of our Common Stock through the Agent, acting as sales agent, will be made pursuant to the registration statement on Form S-3 (File No. 333-239203), which was declared effective by the Securities and Exchange Commission (“the SEC”) on June 26, 2020, and a related Prospectus Supplement filed with the SEC on October 9, 2020 (the base prospectus included in such registration statement, as supplemented by such prospectus supplement, the “Prospectus”), for an aggregate offering price of up to $7.5 million (the "Offering").
Under the Offering Agreement, we may offer and sell shares of our Common Stock through the Agent, acting as sales agent, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, or in privately negotiated transactions, subject to certain conditions. The Agent has agreed in the Offering Agreement to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares in accordance with our instructions (including any price, time or size limit or other customary parameters or conditions we may impose). Under the Offering Agreement, shares of our Common Stock may not be sold for a price lower than $6.75 per share.
We have agreed to pay the Agent a placement fee of 3% of the gross sales price of any of the shares of our Common Stock sold through the Agent.
Pursuant to the Offering Agreement, the Offering may be terminated upon notice by us or the Agent or otherwise by our mutual agreement.
The Company is not obligated to sell and the Agent is not obligated to buy or sell any shares under the Offering Agreement. No assurance can be given that the Company will sell any shares under the Offering Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.
A copy of the Offering Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the material terms of the Offering Agreement and the transactions contemplated by it does not purport to be complete and is qualified in its entirety by reference to such Exhibit.
Snell & Wilmer L.L.P., counsel to the Company, has issued an opinion to the Company, dated October 9, 2020, regarding the validity of the shares of our Common Stock to be issued and sold pursuant to the Prospectus. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 8.01 – Other Events.

As previously reported, the Company entered into a Controlled Equity Offering Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) on August 21, 2018 (the “Cantor Agreement”). In connection with entering into the Offering Agreement, the Company terminated the Cantor Agreement effective as of September 13, 2020 in accordance with its terms.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description
1.1	At The Market Offering Agreement, dated as of October 9, 2020, between Ekso Bionics, Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:    /s/ John F. Glenn
Name:    John F. Glenn
Title:    Chief Financial Officer

Dated: October 9, 2020